Exhibit 99.1

Financial News Release

For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Jeff Bouchard	Scott Niesen
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-1750 ext. 604	Tel: (503) 454-1750 ext. 563
	E-mail: jeffb@pixelworks.com	E-mail: scottn@pixelworks.com
Web site: www.pixelworks.com

Conference Call at 2 p.m. PDT, April 22, 2003 — Pixelworks will host a conference call at 2 p.m. PDT, April 22, 2003, which can be accessed at (913) 981-5559 and using pass code 446816.  The conference call will also be available through a Web broadcast that can be accessed at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=PXLW&script=1010&item_ids4461 (due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field) or by visiting the Investor Relations section at www.pixelworks.com.  A replay of the Web broadcast will be available through June 30, 2003.  A replay of the conference call will also be available until 12 a.m. PDT, April 25, 2003, and can be accessed by calling (719) 457-0820 and using pass code 446816.

Pixelworks Reports First Quarter 2003 Financial Results;
Record Revenue Up 45 Percent Year-Over-Year and
10 Percent Sequentially

•                  Record revenue of $32.0 million in the first quarter increased 45 percent from $22.0 million in the first quarter of 2002, and increased 10 percent over $29.1 million in the previous quarter

•                  First quarter GAAP net income of $0.2 million, or $0.01 per diluted share, improved from a net loss of ($3.9) million, or ($0.09) per basic and diluted share, in the first quarter of 2002

•                  Pro forma* net income of $2.4 million, or $0.05 per diluted share, represents 12th consecutive quarter of pro forma profitability; up 68 percent from $1.4 million, or $0.03 per diluted share, in the first quarter of 2002

* Pro forma net income (loss), which differs from net income (loss) in accordance with accounting principles generally accepted in the United States of America (GAAP), excludes merger-related expenses and non-cash charges for amortization of purchased developed technology, amortization of assembled workforce, in-process research and development expense, and amortization of deferred stock compensation.  A detailed reconciliation between pro forma and GAAP net income (loss) is included with the attached financial statements.

—more—

Pixelworks Reports First Quarter 2003 Financial Results

April 22, 2003

Tualatin, Ore., April 22, 2003 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-a-chip ICs for the advanced display industry, today announced financial results for the first quarter ended March 31, 2003.

Revenue for the first quarter of 2003 was $32.0 million, a 45 percent increase over revenue of $22.0 million in the first quarter of 2002 and a 10 percent increase from $29.1 million in the fourth quarter of 2002.

Net income in accordance with accounting principles generally accepted in the United States of America (GAAP) in the first quarter of 2003 was $248,000 or $0.01 per diluted share.  This compared to a net loss of ($3.9) million, or ($0.09) per diluted share, in the first quarter of 2002 and net income of $679,000, or $0.01 per diluted share, in the fourth quarter of 2002.

Pro forma net income for the first quarter of 2003 was $2.4 million, or $0.05 per diluted share.  This compared to pro forma net income of $1.4 million, or $0.03 per diluted share, in the first quarter of 2002 and pro forma net income of $2.2 million, or $0.05 per diluted share, in the fourth quarter of 2002.  A detailed reconciliation between pro forma and GAAP net income (loss) is included with the attached financial statements.

“The first quarter was a great start to the new year,” said Allen Alley, President, CEO and Chairman of Pixelworks.  “Our results were very solid with record revenue and bookings.  It marked our fourth consecutive quarter of record revenues, spanning a very challenging economic period, and reinforces our belief that the advanced display markets continue to hold great promise.  In addition, earnings significantly improved year over year on both a GAAP and pro forma basis.” added Alley.  “Without question, the highlight of the quarter was the signing of a definitive agreement to merge with Genesis Microchip.  In particular, we believe the greater scale that will result from the combination of the two companies will enable us to bring a wider variety of cost-effective products to market, which is critically important in an increasingly competitive environment,” concluded Alley.

Business Outlook for Second Quarter 2003

The following statements are based on current expectations.  These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially.  These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after March 31, 2003  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material.  The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

Due to very uncertain and unpredictable economic conditions, it is particularly difficult to predict product demand and other related matters.

•                  The Company estimates second quarter 2003 revenue will be $32.0 to $33.0 million, a year over year increase of 30 to 34 percent.   Revenue is highly dependent on a number of factors including, but not limited to, general economic conditions, timely new product introductions, the company’s ability to secure additional design wins with customers, growth rates in the flat panel monitor, multimedia projector, and advanced television industries, levels of inventory at distributors and customers, and increased supply of products from the company’s third party foundries.

•                  The Company expects pro forma gross profit margins to be 45 to 46 percent in the second quarter of 2003.  Pro forma gross profit margins exclude non-cash expenses for the amortization of purchased developed technology resulting from the January 2002 acquisition of nDSP.  These non-cash expenses are expected to be $132,000 in the second quarter.  Gross profit margins may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels, and changes in estimated product mix.

•                  The Company expects combined operating expenses for R&D and SG&A of approximately $12.4 to $12.8 million in the second quarter of 2003.

•                  The Company anticipates merger-related expenses of $700,000 to $900,000 in the second quarter of 2003 related to the proposed merger with Genesis Microchip.

•                  The Company expects non-cash charges for the amortization of assembled workforce of approximately $242,000 in the second quarter of 2003.  These non-cash charges result from the September 2002 acquisition of Jaldi Semiconductor.

•                  The Company expects non-cash charges related to the amortization of deferred stock compensation to be approximately $425,000 in the second quarter of 2003.

•                  The Company expects interest income of approximately $350,000 in the second quarter of 2003.  This estimate is dependent on no material change to average cash balances and interest rates from those at March 31, 2003.

•                  The Company expects the tax provision in the second quarter of 2003 to be approximately 35 percent of pro forma income before income taxes.  Pro forma income (loss) before income taxes represents income (loss) before income taxes excluding merger-related expenses and non-cash expenses for the amortization of developed technology, amortization of assembled workforce, in-process research and development expense, and amortization of deferred stock compensation.  Pro forma income (loss) before income taxes excluding these expenses differs from income (loss) before income taxes in accordance with GAAP.

About Pixelworks, Inc.

Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-a-chip ICs for the advanced display market.  Pixelworks’ solutions process and optimize video, computer graphics and Web information for display on a wide variety of devices used in business and consumer markets, including flat-panel monitors, digital televisions and multimedia projectors.  Our broad IC product line is used by the world’s leading manufacturers of consumer electronics and computer display products to enhance image quality and ease of use.  For more information, please visit the company’s Web site at www.pixelworks.com.

#####

Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

The statements by Allen Alley and the statements in the business outlook above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Actual results could vary materially from the description contained herein due to many factors including those described above and the following: business and economic conditions, changes in growth in the flat panel monitor, multimedia projector, and advanced television industries, changes in customer ordering patterns, competitive factors, such as rival chip architectures, pricing pressures, insufficient, excess or obsolete inventory and variations in inventory valuation, continued success in technological advances, shortages of manufacturing capacity from our third-party foundries, litigation involving antitrust and intellectual property, the non-acceptance of the combined technologies by leading manufacturers, and other risk factors listed from time to time in the company’s Securities and Exchange Commission filings. In addition, such statements are subject to the risks inherent in investments in and acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the investment or acquisition cannot be completed successfully or that anticipated benefits are not realized.  The forward-looking statements contained in this press release speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the company does update one or more forward-looking statements, investors and others should not conclude that the company will make additional updates with respect thereto or with respect to other forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed merger with Genesis Microchip, Inc. (NASDAQ: GNSS), Pixelworks has filed a joint proxy statement/prospectus on Form S-4 with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT /PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Pixelworks and Genesis Microchip with the SEC at the SEC’s web site at www.sec.gov or by contacting Pixelworks at 503/454-1750 extension 527 and through Pixelworks’ website at www.pixelworks.com.

Pixelworks and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pixelworks and Genesis Microchip in connection with the proposed merger.  Information regarding the special interests of these directors and executive officers in the proposed merger is included in the joint proxy statement/prospectus described above.  Additional information regarding these directors and executive officers is also included in Pixelworks’ proxy statement for its 2003 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2003. This document is available free of charge by contacting the SEC or Pixelworks as indicated above.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (GAAP BASIS)

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2003	2002

Revenue	$32,005	$22,005
Cost of revenue(1)	17,290	10,538
Gross profit	14,715	11,467

Operating expenses:
Research and development	6,094	5,452
Selling, general and administrative	6,041	5,188
Amortization of assembled workforce	242	—
In-process research and development	—	4,200
Amortization of deferred stock-based compensation	164	1,027
Merger-related expenses	1,580	—
Total operating expenses	14,121	15,867
Income (loss) from operations	594	(4,400)

Interest income, net	379	645
Income (loss) before income taxes	973	(3,755)

Provision for income taxes	725	151
Net income (loss)	$248	$(3,906)

Net income (loss) per share:
Basic	$0.01	$(0.09)
Diluted	$0.01	$(0.09)

Weighted average shares:
Basic	45,030	42,420
Diluted	46,347	42,420

(1)               Includes amortization of acquired developed technology of $132 and $88 for the three months ended March 31, 2003 and 2002, respectively.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRO FORMA BASIS)

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2003	2002

Revenue	$32,005	$22,005
Cost of revenue	17,158	10,450
Pro forma gross profit	14,847	11,555

Operating expenses:
Research and development	6,094	5,452
Selling, general and administrative	6,041	5,188
Total operating expenses	12,135	10,640
Pro forma income from operations	2,712	915

Interest income, net	379	645
Pro forma income before income taxes	3,091	1,560

Provision for income taxes	725	151
Pro forma net income	$2,366	$1,409

Pro forma net income per share:
Basic	$0.05	$0.03
Diluted	$0.05	$0.03

Weighted average shares:
Basic	45,030	42,420
Diluted	46,347	44,360

The above pro forma financial statements are presented for informational purposes only.  Our presentation of pro forma financial information excludes non-cash expenses resulting from acquisitions and the issuance of stock options, as well as unusual or infrequent expenses that are not directly attributable to our ongoing operations and are expected to be incurrred over a limited period of time.  Because of these exclusions, our presentation is not in accordance with accounting principles generally accepted in the United States of America (GAAP).  Additionally, our presentation of pro forma financial information may not be consistent with that of other companies.

We believe that the exclusion of intangible non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations, and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance.  Pro forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

PIXELWORKS, INC.
RECONCILIATION OF GAAP TO PRO FORMA BASIS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31, 2003				Three Months Ended March 31, 2002
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
Revenue	$32,005			$32,005	$22,005			$22,005
Cost of revenue	17,290	(132	)(1)	17,158	10,538	(88	)(1)	10,450
Gross profit	14,715	132		14,847	11,467	88		11,555

Operating expenses:
Research and development	6,094			6,094	5,452			5,452
Selling, general and administrative	6,041			6,041	5,188			5,188
Amortization of assembled workforce	242	(242	)(2)	—	—			—
In-process research and development	—			—	4,200	(4,200	)(3)	—
Amortization of deferred stock-based compensation	164	(164	)(4)	—	1,027	(1,027	)(4)	—
Merger-related expenses	1,580	(1,580	)(5)	—	—			—
Total operating expenses	14,121	(1,986)		12,135	15,867	(5,227)		10,640
Income (loss) from operations	594	2,118		2,712	(4,400)	5,315		915

Interest income, net	379			379	645			645
Income (loss) before income taxes	973	2,118		3,091	(3,755)	5,315		1,560

Provision for income taxes	725			725	151			151
Net income (loss)	$248	$2,118		$2,366	$(3,906)	$5,315		$1,409

Net income (loss) per share:
Basic	$0.01			$0.05	$(0.09)			$0.03
Diluted	$0.01			$0.05	$(0.09)			$0.03

Weighted average shares:
Basic	45,030			45,030	42,420			42,420
Diluted	46,347			46,347	42,420			44,360

(1)               Non-cash expenses for amortization of value assigned to an acquired company’s developed and other core technology at time of acquisition of nDSP.

(2)               Non-cash expenses for amortization of intangible assets, consisting of assembled workforce recorded in connection with the asset acquisition of Jaldi Semiconductor.

(3)               A one-time, non-cash expense for the value assigned to acquired companies existing research and development projects.

(4)               Non-cash expenses associated with certain stock options issued to employees prior to the company’s Initial Public Offering and to employees of acquired companies.

(5)               Expenses related to the proposed merger with Genesis Microchip.

The above pro forma financial statements are presented for informational purposes only.  Our presentation of pro forma financial information excludes non-cash expenses resulting from acquisitions and the issuance of stock options, as well as unusual or infrequent expenses that are not directly attributable to our ongoing operations and are expected to be incurrred over a limited period of time.  Because of these exclusions, our presentation is not in accordance with accounting principles generally accepted in the United States of America (GAAP).  Additionally, our presentation of pro forma financial information may not be consistent with that of other companies.

We believe that the exclusion of intangible non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations, and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance.  Pro forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$89,471	$62,152
Short-term marketable securities	15,084	24,915
Accounts receivable, net	8,890	10,421
Inventories, net	10,395	6,788
Prepaid expenses and other current assets	3,210	3,896
Total current assets	127,050	108,172
Long-term marketable securities	—	14,500
Property and equipment, net	9,160	9,073
Goodwill	82,548	82,548
Other assets, net	12,410	12,919
Total assets	$231,168	$227,212

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$6,743	$5,084
Accrued liabilities and current portion of long-term debt	8,562	7,312
Total current liabilities	15,305	12,396

Shareholders’ equity	215,863	214,816
Total liabilities and shareholders’ equity	$231,168	$227,212